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                                                                      EXHIBIT 2



MEMBERSHIP PURCHASE AGREEMENT

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THIS MEMBERSHIP PURCHASE AGREEMENT (the "Agreement"), dated June 15, 1999, is by and among AmSurg Holdings, Inc., a Tennessee corporation ("AmSurg"), AmSurg Corp., a Tennessee corporation and the owner of all the outstanding capital stock of AmSurg ("ASC"), Northside Gastroenterology Endoscopy Center, LLC, an Indiana limited liability company ("Seller"), and the individuals set forth on the signature pages attached hereto (individually "Doctor" and collectively "Doctors").

WHEREAS, AmSurg desires to purchase and Seller desires to issue and sell a membership interest in Seller, as more fully described herein, upon and subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants of the parties hereinafter set forth, the parties agree as follows:

ARTICLE 1.        PURCHASE AND SALE OF MEMBERSHIP INTEREST

Subject to the terms and conditions of this Agreement, at the Closing, Seller shall issue, sell, transfer, convey, assign and deliver to AmSurg and AmSurg shall purchase, acquire and accept from Seller one thousand forty one (1,041) Units of Membership Interests in Seller (as defined in Seller's Operating Agreement) (the "Purchased Interest").

ARTICLE 2.        PURCHASE PRICE

The initial purchase price ("Initial Purchase Price") for the Purchased Interest shall be (a) $2,126,330 cash and (b) 40,515 shares of the Class A common stock (the "AmSurg Common Stock") of ASC. The Initial Purchase Price was determined based on an assumption that the current expenses of operating the Northside Gastroenterology Endoscopy Center (the "Center") and on a going forward basis are and will be as set forth on Exhibit 2, and the number of shares of AmSurg Common Stock was determined by dividing $236,259 by an amount equal to ninety percent (90%) of the average closing bid price of AmSurg Common Stock during the three (3) trading days immediately preceding the Closing Date.

         AmSurg and Seller acknowledge that the rule proposed in June 1998 by the Health Care Financing Administration ("HCFA") providing in part for a change in the payment methodology and payment rates utilized by HCFA to reimburse ambulatory surgery centers as it may be adopted or amended (the "Proposed Rule"), could have a negative effect on the future revenues and earnings of the Center. In order to address the uncertainty regarding the Proposed Rule and its effect on the Center, the Initial Purchase Price has been calculated based on the annualized income for Medicare cases performed in the Center from July 1, 1998 through December 31, 1998. The potential percentage reduction in Medicare reimbursement rate changes are set forth in Exhibit 2(a). Exhibit 2(b) sets forth what the purchase price would have been without any adjustment for the proposed Medicare reimbursement rate changes (the "Potential Purchase Price"), and the difference between the Initial Purchase Price and the Potential Purchase Price (the "Purchase Price Differential").

         Of the Purchase Price Differential on the Closing Date AmSurg will pay to Seller $25,345, payable in cash. During the six (6) years following the Closing, commencing January 1, 2000, at the end of each six (6) month period thereafter, if a final version of the Proposed Rule has not been adopted during such period, then AmSurg will pay as additional consideration ("Additional Purchase Price") an amount in cash equal to one twelfth (1/12) of the Purchase Price Differential, as reduced by the $25,345 payment made to the Seller on the Closing Date pursuant to the immediately preceding sentence, together with interest thereon at the rate equal to the prime rate as published from time to time by SunTrust Bank in Nashville, Tennessee, accruing from the Closing Date. In the event that a final version of the Proposed Rule is adopted during the six
(6) years following the Closing, then the purchase price will be recalculated and adjusted utilizing the formula set forth on Exhibits 2(a) and 2(b) and substituting the final Medicare reimbursement rates for the proposed Medicare reimbursement rates set forth therein (the "Adjusted Purchase Price"). If the Adjusted Purchase Price exceeds the sum of (a) the Initial Purchase Price and
(b) any Additional Purchase Price previously paid by AmSurg (including the payment made at Closing out of the Purchase Price Differential), AmSurg will pay in cash to Seller such amount as additional consideration within sixty (60) days after such determination. In no event will the purchase price recalculation cause (x) Seller to return any portion of the purchase price previously paid to Seller by AmSurg or (y) the aggregate consideration paid by AmSurg to exceed the Potential Purchase Price. AmSurg's obligation to make the payments to Seller



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which are required to be made following the Closing Date pursuant to this paragraph shall survive the Closing.

ARTICLE 3.        CLOSING

3.1. CLOSING. The closing ("Closing") of the sale and purchase of the Purchased Interest shall take place at the offices of Seller or its attorneys, McHale, Cook and Welch, P.C., within 10 business days after the satisfaction of all conditions to the parties' obligations to consummate the transactions contemplated hereby, which shall in no event be later than June 24, 1999, or at such other time as shall be agreed upon by all the parties hereto (the "Closing Date").

3.2.     OBLIGATIONS OF THE PARTIES AT THE CLOSING.

         (a) At the Closing, AmSurg shall deliver to Seller:

                  (i) to the Initial Purchase Price comprised of cash in the amount of $2,126,330 and 40,515 shares of AmSurg Common Stock and the initial installment of the Purchase Price Differential; provided, however, the parties acknowledge and agree that the stock certificate representing such shares of AmSurg Common Stock will be delivered following Closing pursuant to Section 3.4;

                  (ii) a certificate of existence with respect to AmSurg issued by the Tennessee Secretary of State's office within ten (10) days prior to the Closing Date;

                  (iii) a copy of resolutions of the Board of Directors of AmSurg, certified by its Secretary, authorizing the execution, delivery and performance of this Agreement and the other documents referred to herein to be executed by AmSurg, and the consummation of the transactions contemplated hereby;

                  (iv) a certificate of AmSurg certifying as to the accuracy of the representations and warranties of AmSurg at and as of the Closing and that AmSurg has performed or complied with all of the covenants, agreements, terms, provisions and conditions to be performed or complied with by AmSurg at or before the Closing;

                  (v) a counterpart of the Amended and Restated Operating Agreement of Seller in the form attached hereto as Exhibit 3(a) executed on behalf of AmSurg;

                  (vi) a copy of resolutions of the Board of Directors of ASC, certified by its Secretary, authorizing the issuance of the AmSurg Common Stock to Seller;

                  (vii) the opinion of Bass, Berry & Sims PLC, legal counsel for AmSurg, the terms of which are substantially as set forth in Exhibit 11.4; and

                  (viii) such other certificates and documents as Seller or its counsel may reasonably request.

         (b) At the Closing, Seller and the Doctors will deliver to AmSurg:

                  (i) a copy of resolutions of the Members of Seller, certified by its Executive Director, authorizing the execution, delivery and performance of this Agreement and the other documents referred to herein to be executed by Seller, and the consummation of the transactions contemplated hereby;

                  (ii) a counterpart of the Amended and Restated Operating Agreement of Seller in the form attached hereto as Exhibit 3(a) executed by the Doctors;

                  (iii) an Amended and Restated Articles of Organization of Seller in the form attached hereto as Exhibit 3(b);

                  (iv) a certificate of the Seller certifying as to the accuracy of Seller's representations and warranties at and as of the Closing and that it has performed or complied with all of the covenants, agreements, terms, provisions and conditions to be performed or complied with by Seller at or before the Closing;

                  (v) a certificate of each of the Doctors certifying as to the accuracy of the Doctors' representations and warranties at and

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         as of the Closing and that they have performed or complied with all of the covenants, agreements, terms, provisions and conditions to be performed or complied with by each of them at or before the Closing;

                  (vi) a release or such other evidence as AmSurg may reasonably require which evidences the fact that the obligations of Seller to First Merchants Bank with respect to the loan from First Merchants Bank to Seller in the original principal amount of $340,681.29 has been repaid in full;

                  (vii) the opinion of McHale, Cook and Welch, P.C., legal counsel to Seller and the Doctors, in substantially the form of Exhibit 10.6; and

                  (viii) such other certificates and documents as AmSurg or its counsel may reasonably request.

3.3. ACTIONS PRIOR TO CLOSING. The parties hereto acknowledge and agree that prior to Closing all cash then held by the Seller will be distributed to the Doctors.

3.4.     ACTIONS FOLLOWING CLOSING.

         (a) As soon as practicable following the Closing, Seller will cause the Amended and Restated Articles of Organization of Seller to be filed with the Indiana Secretary of State's office.

         (b) As soon as practical following the Closing, AmSurg shall deliver to Seller the stock certificate representing the shares of AmSurg Common Stock to be paid to Seller pursuant to Section 3.2(a)(i).

         (c) Following the Closing, the AmSurg Common Stock and cash paid to Seller pursuant to the terms hereof which comprises the Initial Purchase Price, will be distributed to the Doctors.

         (d) AmSurg shall pay the installments of the Additional Purchase Price as required pursuant to Article 2 hereof.

         (e) AmSurg acknowledges that following the Closing, Katherine W. O'Connor, M.D. will withdraw from the Physician Entity, and the restrictions contained in Section 5.4 shall apply to her following such withdrawal for the applicable time period specified in such Section.

         (f) As soon as practicable following the Closing, the Doctors shall pay and satisfy in full (or, in the event AmSurg or Seller pays such amount, reimburse AmSurg upon request) any and all (i) operating expenses and trade payables which relate to the operation of the Center or Seller on or prior to the Closing Date, (ii) compensation payable to any employees of Seller which relates to any period on or before the Closing Date, and (iii) any taxes payable with respect to the operation of the Center and/or Seller on or prior to the Closing Date, to the extent not previously paid. Operating expenses and trade payables will be considered to relate to the operation of Seller or the Center on or prior to the Closing Date if the date of the invoice for such expenses are payable is on or prior to the Closing Date.

         (f) The cash and AmSurg Common Stock paid to Seller as the Initial Purchase Price and Additional Purchase Price shall be distributed to the Physician Entity promptly following receipt by Seller.

         (g) As soon as practicable following the Closing, the Doctors shall transfer all of the Units then held by them to a newly formed entity (the "Physician Entity"), each in exchange for a twenty percent (20%) interest in the Physician Entity.

ARTICLE 4.    REPRESENTATIONS AND WARRANTIES BY SELLER

Seller represents and warrants as follows:

4.1. ORGANIZATION. Seller is a limited liability company, validly existing and in good standing under the laws of the State of Indiana with full power and authority to conduct its business as now conducted and to own, lease or operate its properties and assets as now owned, leased or operated.

4.2. AUTHORIZATION. Seller has full power and authority to enter into this Agreement and perform its obligations hereunder and carry out the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby, including the issuance, conveyance, assignment, transfer and

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delivery of the Purchased Interest, have been duly authorized and approved by all necessary limited liability company and member action, and this Agreement, when executed, will constitute a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

4.3. NO VIOLATION. The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby will not,
(a) violate any provision of, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which Seller is a party or by which any of Seller's assets or properties are bound which violation or lien would have a material adverse effect on the business or operations of Seller or the Center; (b) violate any provision of the Articles of Organization or Operating Agreement of Seller; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Seller which violation would have a material adverse effect on the business or operations of Seller or the Center; or (d) violate any other contractual or legal obligation or restriction to which Seller is subject which violation would have a material adverse effect on the business or operations of Seller or the Center.

4.4. FINANCIAL INFORMATION. Seller has delivered to AmSurg: (a) statements of Center charges and cash receipts by month for the year ended December 31, 1998 and the three (3) months ended March 31, 1999, (b) cash basis unaudited statements of income for Seller for the year ended December 31, 1998 and the three (3) months ended March 31, 1999, (c) a cash basis unaudited balance sheet of the Seller at March 31, 1999, and (d) details of patient accounts receivable for Seller at the Closing (hereinafter collectively referred to as "Financial Information"), all of which are attached as Schedule 4.4. The Financial Information fairly presents the assets, liabilities, financial condition and results of operation of the Center as at the respective dates thereof and for the periods therein referred to, prepared on a cash basis and accurately reflects the revenues and expenses of the Center for the periods covered thereby and, in particular, reflects all expenses reasonably necessary for the operation of the Center as a stand-alone entity. The Financial Information reflects the consistent application of such accounting principles throughout the periods involved.

4.5. OWNERSHIP OF ASSETS. Seller owns and possesses and has good title, free of defects, to all of the properties and assets used by it, located at the Center and/or shown in the balance sheet of Seller at March 31, 1999 provided to AmSurg pursuant to Section 4.4, including but not limited to the assets listed on Schedule 4.5 attached hereto, free and clear of all mortgages, pledges, liens, security interests, conditional sale agreements, defects, charges, encumbrances and rights of third parties, and no conditions exist which could give rise to any such mortgage, pledge, lien, security interest, defect, charge, encumbrance on, or right of any such third party to, Seller's assets.

4.6. NO LIABILITIES OR ADVERSE CONDITIONS. Except as and to the extent of the amounts specifically reflected in the Financial Information, Seller has not acted as a guarantor with respect to the obligations of any party and does not have any material liabilities or obligations of any nature, whether, absolute, accrued, contingent or otherwise and whether due or to become due (including, without limitation, liabilities for taxes and interest, penalties and other charges payable with respect thereto).

Furthermore, Seller does not know or have reason to know of any basis for the assertion against Seller of any such liability or obligation of any nature not fully reflected in the Financial Information. To Seller's knowledge, there are no conditions existing with respect to any of Seller's facilities, properties, assets or personnel, which might materially and adversely affect any of the Seller's properties, business or prospects.

4.7.     ABSENCE OF CERTAIN CHANGES. Since March 31, 1999, Seller has not:

         (a) suffered any material adverse change in its working capital, financial condition, assets, liabilities, or, to the best of Seller's knowledge, Seller's business or prospects or suffered any material casualty loss (whether or not insured);

         (b) made any change in its business or operations or in the manner of conducting its business, other than changes in the ordinary course of business;

         (c) incurred any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and consistent with past

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practice, or made any change in any assumptions or methods of calculating any bad debt, contingency or other reserve;

         (d) paid, discharged or satisfied any claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than claims, liens, encumbrances, or liabilities:

                  (i) which are reflected in the Financial Information and which were paid, discharged or satisfied since the date thereof in the ordinary course of business consistent with past practice, or

                  (ii) which were incurred and paid, discharged or satisfied since March 31, 1999 in the ordinary course of business consistent with past practice;

         (e) written off as uncollectible any notes or accounts receivable or any portion thereof, except for immaterial write-offs made in the ordinary course of business consistent with past practice;

         (f) canceled any other debts or claims, or waived any rights, of substantial value;

         (g) sold, transferred or conveyed any of its properties or assets, except in the ordinary course of business consistent with past practice;

         (h) made any capital expenditures or commitments in excess of $10,000 in the aggregate for replacements or additions to property, plant, equipment or intangible capital assets;

         (i) except for the distribution described in Section 3.3, declared, paid or made or set aside for payment of, any distribution in respect of its outstanding membership interests, other than distributions made in the ordinary course of business consistent with past practice, or directly or indirectly redeemed, purchased or otherwise acquired any of its membership interests;

         (j) made any change in any method of accounting or accounting practice;

         (k) modified the terms of employment or granted any increase in the compensation of any officer, employee or agent of Seller (including without limitation any increase pursuant to any bonus, pension, profit sharing or other plan or commitment), other than increases in the ordinary course of business consistent with past practice, or adopted any such plan or other arrangement; and no such increase or the adoption of any such plan or arrangement, is planned or required;

         (l) agreed, whether in writing or otherwise, to take any action described in this Section 4.7;

         (m) issued, sold or otherwise disposed of any membership interest in Seller, or granted any options, warrants or other rights to purchase or obtain any such membership interest (other than such rights which may have been granted under this Agreement);

         (n) except as contemplated by Section 3.2, made or authorized any change in its Articles of Organization or Operating Agreement;

         (o) delayed or postponed the payment of accounts payable or other liabilities other than in the ordinary course of business consistent with past practices;

         (p) entered into any agreement, contract, lease or license other than in the ordinary course of business consistent with past practices; or

         (q) made any loans to or guaranteed any indebtedness on behalf of any party, including but not limited to any employee, officer or member of Seller.

4.8. TAXES. Seller has filed all federal, state and local tax returns required to be filed by it through the date hereof (or has obtained an extension for such filing) and has paid all taxes and assessments (including, without limitation, income, excise, unemployment, social security, occupation, franchise, property, sales and use taxes, services taxes, import duties or charges, and all penalties and interest with respect thereto) due and payable therefrom. Seller knows of no open or questionable matters for any prior periods. All taxes and assessments relating to or affecting the operations of Seller and/or the Center which are due through the date hereof have been paid or an extension has been obtained for the payment of such taxes.

4.9. LITIGATION. There is no claim filed, litigation, investigation or proceeding pending or, to Seller's

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knowledge, threatened against Seller at law or in equity or before any court, legislative or administrative tribunal or governmental agency which questions the validity of this Agreement or which, if adversely determined or publicly disclosed, would have a material adverse effect on the business or operations of Seller or the Center. Schedule 4.9 sets forth a true and accurate description of all claims, actions, investigations or proceedings relating to Seller and/or the Center and their operations initiated since April 15, 1996.

4.10. COMPLIANCE WITH LAWS AND OTHER REGULATIONS. Seller is currently and shall remain through the Closing Date in compliance in all material respects with all requirements of applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental bodies or agencies (federal, state or local) (collectively, "Laws") relating to or affecting its operations. Seller has not received any notice of, or notice of any investigation of, a possible violation of any applicable Laws, or any other Law or requirement relating to or affecting the operations of Seller.

Seller has all required licenses, permits, certificates, authorizations and agreements needed for the ownership and operation of the Center, all of which are listed on Schedule 4.10. Seller knows of no act or omission occurring on or before the date hereof which would subject Seller or the Center to any reasonable likelihood of any fine or suspension of any license, permit, certificate, authorization or agreement.

4.11. CONTRACTS; SIGNIFICANT PAYORS. Schedule 4.11 is a complete and accurate list of all individual payors, or group of affiliated payors, that accounted for more than 5% of the Center's revenues in the previous calendar year or is expected to account for more than 5% of the Center's revenues in the current calendar year or the next calendar year ("Significant Payors").

All third party provider agreements and agreements with Significant Payors, to which Seller is a party and, to Seller's knowledge, all other contracts, agreements and instruments which are necessary for the operation of the Center, to which Seller is a party and are in full force and effect; there have been no threatened cancellations thereof nor outstanding disputes thereunder, and Seller has not breached any provision of, nor does there exist any default in any material respect under, or event (including the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby) which is, or with the giving of notice or the passage of time or both would become, a breach or default in any material respect under the terms of any such contract, instrument or agreement. Seller has no reason to believe that any Significant Payor intends to terminate any such contract, instrument or agreement as a result of the transactions contemplated hereby or any other reason.

4.12. ACCOUNTS RECEIVABLE. All accounts and notes receivable of the Seller, whether reflected in the Financial Information or otherwise, represent services actually provided in the ordinary course of business; and none of such receivables is subject to any counterclaim or set-off, other than normal discounts, allowances and bad debts consistent with past practice.

4.13. REPORTS AND RETURNS. Except as expressly provided in Section 4.8, all reports and returns heretofore required by federal, state or municipal authorities with respect to the operations of Seller and the Center and all reports and returns to the various governmental authorities which control, directly or indirectly, any of Seller's or the Center's activities, have been filed and all sums heretofore due with respect to such reports and returns have been paid.

4.14. DEFAULTS. Seller is not in default under, and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default under, any outstanding indenture, mortgage, contract, agreement or other instrument to which Seller is a party which default would have a material adverse effect on the business or operations of Seller. The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby will not violate any provision of, or result in the breach of, or constitute a default under, or require any consent under, any law, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, or any material contract, agreement or instrument to which Seller is a party or by which Seller is bound.

4.15.    EMPLOYEES; INDEPENDENT CONTRACTORS.

         (a) Schedule 4.15(a) sets forth the names and titles of all employees of Seller, and the annual rate of compensation (including bonuses) being paid to each such employee as of the most recent practicable date. The employees listed on Schedule 4.15(a), constitute all of the employees who are reasonably necessary to the

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continued operation of the Center as it is now being conducted.

         (b) Schedule 4.15(b) hereto contains a list of each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit sharing or retirement plan, arrangement or practice and each other agreement or fringe benefit plan, arrangement or practice of Seller, whether formal or informal, whether legally binding or not and whether affecting one or more of its employees. Copies of each such agreement or plan have hereto been delivered to AmSurg. Seller does not have any commitment, whether formal or informal, and whether legally binding or not (i) to create any additional such agreement, plan, arrangement or practice; (ii) to modify or change any such agreement, arrangement, plan or practice; or (iii) to maintain for any period of time any such agreement, arrangement, plan or practice, except as described on Schedule 4.15(b).

         (c) Schedule 4.15(c) hereto contains a list of all services for which Seller contracts with third parties. Copies of each such agreement previously have been provided to AmSurg. Schedule 4.15(c) contains a description of each such oral agreement.

4.16. CONSENTS AND APPROVALS. Seller has obtained all consents, approvals, authorizations and orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by Seller, which consents, approvals, authorizations and orders are listed on
Schedule 4.16.

4.17. YEAR 2000 COMPLIANCE. To the best of Seller's knowledge, each system, comprised of software, hardware, databases or embedded control systems (microprocessor controlled or controlled by any robotic or other device) (collectively, a "System") that constitutes any material part of, or is used in connection with the business operations of Seller or the Center will not be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century, and will not malfunction, cease to function or provide invalid or incorrect results as a result of date data, to the extent that other information technology used in combination with the information technology being acquired, properly exchanges data with it. Seller has no reason to believe that it may incur material expenses arising from or relating to the failure of any of its Systems as a result of the advent of the year 2000, the advent to the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Each System of the Seller is able to accurately process date data, including, but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (though year 1999), the year 2000 and the twenty-first century, including leap year calculations.

4.18. SUITABILITY OF INVESTMENT. Seller has carefully considered and has, to the extent it believes necessary, obtained professional legal, tax and financial advice concerning the suitability of its acquisition of the AmSurg Common Stock for its particular tax and financial situation. Seller is capable of evaluating and has evaluated carefully the merits and risks of its purchase of the AmSurg Common Stock and is able to bear the economic risk of an investment therein.

4.19. ACCESS TO INFORMATION. Seller has had access during the course of this transaction and prior to its purchase of the AmSurg Common Stock to such information relating to AmSurg and ASC as it has desired. It has had the opportunity to ask questions of and receive answers from AmSurg and ASC and their representatives concerning the terms and conditions of the acquisition of the AmSurg Common Stock and to obtain such additional information about the business and financial condition of AmSurg and ASC as Seller has requested (to the extent that AmSurg or ASC possessed such information or could acquire it without unreasonable effort or expense).

4.20. RESTRICTIONS ON TRANSFER OF THE AMSURG COMMON STOCK. Seller understands that the AmSurg Common Stock has not been registered under the Securities Act or any applicable state securities law, and may not be transferred or sold unless it is subsequently registered under the Securities Act or an exemption from such registration is available.

4.21. LEGEND ON CERTIFICATES. Seller is aware that the certificates representing the AmSurg Common Stock shall bear the following legend and that appropriate stop transfer instructions will be entered in the stock records of
ASC:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE

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         "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW. THE SHARES
         HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO DISPOSITION OF THE SHARES MAY BE MADE IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (ii) AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH DISPOSITION WITHOUT REGISTRATION IS IN COMPLIANCE WITH THE SECURITIES ACT.

4.22. FULL DISCLOSURE. Neither this Agreement, nor any schedule, exhibit, list, certificate or other instrument or document delivered to AmSurg pursuant to this Agreement by or on behalf of Seller, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements, representations or warranties and information contained herein or therein not misleading. Seller has not withheld from AmSurg disclosure of any event, condition or fact which Seller knows, or has reasonable grounds to know, may materially adversely affect the Purchased Interest or the operations of Seller or the Center.

4.23. NO BROKER'S FEES. Seller has not done anything to cause or incur any liability or obligation for investment banking, brokerage, finder's, agent's or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and Seller does not know of any claim by anyone for such a fee, commission, expense or charge.

ARTICLE 5.   REPRESENTATIONS AND WARRANTIES OF THE DOCTORS

Each of the Doctors, severally and not jointly, represents and warrants as follows:

5.1. AUTHORITY. Such Doctor has full authority to enter into and carry out the provisions of this Agreement, and this Agreement, when executed, will constitute a valid and binding legal obligation enforceable against him in accordance with its terms.

5.2. NO VIOLATION. The execution and delivery of this Agreement by the Doctors does not, and the consummation of the transactions contemplated hereby will not, (a) violate any provision of, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which such Doctor is a party or by which any of such Doctors's assets or properties are bound; (b) violate any provision of the Articles of Organization or Operating Agreement of Seller; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to such Doctor; or (d) violate any other contractual or legal obligation or restriction to which such Doctor is subject.

5.3. CAPITALIZATION OF SELLER. The Seller currently has only 1,000 Units of Membership Interests ("Units") issued and outstanding, and the Doctors own all such Units. The Units are the exclusive form of ownership of Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require Seller to issue, sell or cause to become outstanding any additional Units or other ownership interests in Seller. There are no voting trusts, proxies or other arrangements or understandings with respect to the voting of the Units of Seller.

5.4. RESTRICTIVE COVENANTS; CONFIDENTIALITY. Each Doctor agrees that he will not be an officer, director or employee or consultant of or have any direct or indirect ownership interest in, or manage, lease, develop or otherwise have any financial interest in, or receive any compensation from any business or entity competing with the Seller within five (5) miles of the Center until the later of
(a) one (1) year after the Doctor ceases to be a member of the Physician Entity or the Physician Entity ceases to be a member of Seller, whichever occurs first or (b) five (5) years after the Closing Date. The foregoing shall not prohibit the Doctors from owning the AmSurg Common Stock or shares of capital stock constituting less than 1% of the outstanding capital stock of any other corporation whose common stock is traded on a national securities exchange or on The Nasdaq Stock Market. Each Doctor recognizes and acknowledges that the ascertainment of damages in the event of a breach of this Section 5.4 would be difficult, and agree that

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




AmSurg, in addition to all other remedies it may have, shall have the right to injunctive relief if there is such a breach.

Notwithstanding the foregoing, the parties acknowledge and agree that Section
5.4 does not require the Doctors to perform endoscopy procedures at the Center or to refer patients to the Center, and imposes no restrictions on where such procedures are performed or where referrals are made.

5.5. NO BROKER'S FEES. Such Doctor has not done anything to cause or incur any liability or obligation for investment banking, brokerage, finder's, agent's or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this agreement or the consummation of the transactions contemplated hereby, and Doctor does not know of any claim by anyone for such a fee, commission, expense or charge.

5.6. ACQUISITION FOR INVESTMENT. The Doctors each hereby represent that he/she is acquiring the AmSurg Common Stock for his/her own account for investment with no present intention of reselling any such AmSurg Common Stock, and not with a view to the resale or distribution in whole or in part thereof in violation of the Securities Act of 1933, as amended (the "Securities Act").

5.7. SUITABILITY OF INVESTMENT. Each Doctor has carefully considered and has, to the extent he/she believes necessary, obtained professional legal, tax and financial advice concerning the suitability of its acquisition of the AmSurg Common Stock for his/her particular tax and financial situation. Each Doctor is capable of evaluating and has evaluated carefully the merits and risks of his/her purchase of the AmSurg Common Stock and is able to bear the economic risk of an investment therein.

5.8. ACCESS TO INFORMATION. Each Doctor has had access during the course of this transaction and prior to his/her purchase of the AmSurg Common Stock to such information relating to AmSurg and ASC as he/she has desired. Each Doctor has had the opportunity to ask questions of and receive answers from AmSurg and ASC and their representatives concerning the terms and conditions of the acquisition of the AmSurg Common Stock and to obtain such additional information about the business and financial condition of AmSurg and ASC as he/she has requested (to the extent that AmSurg or ASC possessed such information or could acquire it without unreasonable effort or expense).

5.9. RESTRICTIONS ON TRANSFER OF THE AMSURG COMMON STOCK. Each Doctor understands that the AmSurg Common Stock has not been registered under the Securities Act or any applicable state securities law, and may not be transferred or sold unless it is subsequently registered under the Securities Act or an exemption from such registration is available.

5.10. LEGEND ON CERTIFICATES. Each Doctor is aware that the certificates representing the AmSurg Common Stock shall bear the following legend and that appropriate stop transfer instructions will be entered in the stock records of
ASC:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO DISPOSITION OF THE SHARES MAY BE MADE IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (ii) AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH DISPOSITION WITHOUT REGISTRATION IS IN COMPLIANCE WITH THE SECURITIES ACT.

ARTICLE 6.    REPRESENTATIONS AND WARRANTIES OF AMSURG

AmSurg represents and warrants as follows:

6.1. ORGANIZATION. AmSurg is a corporation duly organized, validly existing and in good standing under the laws of the state of Tennessee. AmSurg has full corporate power and corporate authority to carry on its business as now conducted and to own, lease or operate its properties and assets as now owned, leased or operated.

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




6.2. AUTHORIZATION. AmSurg has full corporate power and corporate authority to enter into this Agreement and perform its obligations hereunder and carry out the transactions contemplated hereby. The execution, delivery and performance by AmSurg of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action. This Agreement, when executed, will constitute a legal, valid and binding obligation of AmSurg enforceable against it in accordance with its terms.

6.3. NO VIOLATION. The execution and delivery of this Agreement by AmSurg does not, and the consummation of the transactions contemplated hereby will not,
(a) violate any provision of, or result in the creation of any lien or security interest under, any material agreement, indenture, instrument, lease, security agreement, mortgage or lien to which AmSurg is a party or by which any of AmSurg's assets or properties are bound which violation or lien would have a material adverse effect on the business or operations of AmSurg; (b) violate any provision of the Charter or Bylaws of AmSurg; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to AmSurg which violation would have a material adverse effect on the business or operations of AmSurg; or (d) violate any other contractual or legal obligation or restriction to which AmSurg is subject which violation would have a material adverse effect on the business or operations of AmSurg.

6.4. TAXES. AmSurg has filed all federal, state and local tax returns required to be filed by it through the date hereof (or has obtained an extension for such filing) and has paid all taxes and assessments (including without limitation income, excise, unemployment, social security, occupation, franchise, property, sales and use taxes, service taxes, import duties or charges, and all penalties and interest in respect thereof) due and payable therefrom.

6.5. LITIGATION. There is no claim, litigation, investigation or proceeding pending or, to AmSurg's knowledge, threatened against AmSurg at law or in equity or before any court, legislative or administrative tribunal or governmental agency which questions the validity of this Agreement or which, if adversely determined or publicly disclosed, would have a material adverse effect on the business or operations of AmSurg.

6.6. COMPLIANCE WITH LAW AND OTHER REGULATIONS. AmSurg is in compliance in all material respects with all requirements of applicable Laws. AmSurg possesses all required licenses, permits, certificates, authorizations and agreements needed for the conduct of its business as presently conducted the failure of which to have would have a material adverse effect on the business or operations of AmSurg. AmSurg knows of no act or omission occurring on or before the date hereof which would subject AmSurg to the likelihood of any material fine or suspension of any material license, permit, certificate authorization or agreement.

6.7. REPORTS AND RETURNS. AmSurg has filed all material reports and returns heretofore required by federal, state or municipal authorities and all material reports and returns to the various governmental authorities which control, directly or indirectly, any of its activities, and has paid all sums heretofore due with respect to such reports and returns.

6.8. DEFAULTS. AmSurg is not in default under, and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default under, any outstanding indenture, mortgage, contract, agreement or other instrument to which AmSurg is a party, which default would have a material adverse effect on the business or operations of AmSurg.

The execution, delivery and performance by AmSurg of this Agreement and the transactions contemplated hereby will not violate any provision of, or result in the breach of, or constitute a default under, or require any consent under, any law, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, or any material contract, agreement or instrument to which AmSurg is a party or by which AmSurg is bound.

6.9. CORPORATE DOCUMENTS. AmSurg has made available to Seller and the Doctors for inspection by Seller and its authorized representatives, a copy of its Charter, as amended to the date hereof, certified to be a true and correct copy thereof by the Secretary of State of Tennessee, and the minute books of AmSurg containing the bylaws and all records of the proceedings, meeting, actions and consents of the shareholders and the board of directors (and any committees thereof) of AmSurg.

6.10. FULL DISCLOSURE. Neither this Agreement, nor any Schedule, exhibit, list, certificate or other instrument or document delivered to Seller and the Doctors pursuant

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


to this Agreement by or on behalf of AmSurg contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein in order to make the statements, representations or warranties and information contained herein or therein not misleading.

6.11. NO BROKER'S FEES. AmSurg has not done anything to cause or incur any liability or obligation for investment banking, brokerage, finder's, agent's or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and AmSurg does not know of any claim by anyone for such a fee, commission, expense or charge.

6.12. ACQUISITION FOR INVESTMENT. AmSurg represents that it is acquiring the Purchased Interest for its own account for investment with no present intention of reselling the Purchased Interest, and not with a view to the resale or distribution in whole or in part thereof in violation of the Securities Act of 1933, as amended (the "Securities Act").

6.13. SUITABILITY OF INVESTMENT. AmSurg has carefully considered and has, to the extent it believes necessary, obtained professional legal, tax and financial advice concerning the suitability of its acquisition of the Purchased Interest for its particular tax and financial situation. Purchased Interest is capable of evaluating and has evaluated carefully the merits and risks of its purchase of the Purchased Interest and is able to bear the economic risk of an investment therein.

6.14. ACCESS TO INFORMATION. AmSurg has had access during the course of this transaction and prior to its purchase of the Purchased Interest to such information relating to Seller as it has desired. It has had the opportunity to ask questions of and received answers from Seller and its representatives concerning the terms and conditions of the acquisition of the Purchased Interest and to obtain such additional information about the business and financial condition of Seller as AmSurg has requested (to the extent that Seller possessed such information or could acquire it without unreasonable effort or expense).

6.15. RESTRICTIONS ON TRANSFER OF THE PURCHASED INTEREST. AmSurg understands that the Purchased Interest has not been registered under the Securities Act or any applicable state securities law, and may not be transferred or sold unless it is subsequently registered under the Securities Act or an exemption from such registration is available.

6.16. LEGEND ON CERTIFICATES. AmSurg is aware that the certificates representing the Purchased Interest, if any are issued, shall bear the following legend and that appropriate stop transfer instructions will be entered in the records of Seller:

         THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW. THE MEMBERSHIP INTEREST HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO DISPOSITION OF THE MEMBERSHIP INTEREST MAY BE MADE IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (ii) AN OPINION OF COUNSEL APPLICABLE TO THE COMPANY THAT SUCH DISPOSITION WITHOUT REGISTRATION IS IN COMPLIANCE WITH THE SECURITIES ACT.

ARTICLE 7.    REPRESENTATIONS AND WARRANTIES OF ASC

ASC represents and warrants as follows:

7.1. ORGANIZATION. ASC is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. ASC has full corporate power and corporate authority to carry on its business as now conducted and to own, lease or operate its properties and assets as now owned, leased or operated.

7.2. AUTHORIZATION. ASC has full corporate power and corporate authority to enter into this Agreement and perform its obligations hereunder and carry out the transactions contemplated hereby. The execution, delivery and performance by ASC of this Agreement and the consummation of the transactions contemplated

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




hereby have been duly authorized and approved by all necessary corporate action. The Agreement, when executed, will constitute a legal, valid and binding obligation of ASC enforceable against it in accordance with its terms.

7.3. CORPORATE DOCUMENTS. ASC has made available to Seller and the Doctors for inspection by Seller and its authorized representatives, a copy of its Charter, as amended to the date hereof, certified to be a true and correct thereof by the Secretary of State of Tennessee, and the minute books of ASC containing the Bylaws and all records of the proceedings, minutes, actions and consents of the shareholders and the board of directors (and any committees thereof) of ASC.

7.4. FULL DISCLOSURE. Neither this Agreement, nor any exhibit, list, certificate or other instrument or document delivered to Seller and the Doctors pursuant to this Agreement, by or on behalf of ASC, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein in order to make the statements, representations or warranties and information contained herein or therein not misleading.

7.5. VALID ISSUANCE. All shares of AmSurg Common Stock issued to Seller on the Closing Date will be validly authorized, issued and outstanding, fully paid and nonassessable. In addition, none of such shares shall have been issued in violation of any preemptive rights of the shareholders of ASC, and such shares are free and clear of any liens, encumbrances, charges or claims, other than the restrictions and requirements of the Securities Act.

7.6. CONSENTS AND APPROVALS. ASC has obtained all consents, approvals, authorizations and orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by ASC which consents, approvals, authorizations and orders are listed on Schedule 7.6.

ARTICLE 8.     COVENANTS AND AGREEMENTS OF SELLER AND THE DOCTORS

Seller and the Doctors further covenant and agree that from the date hereof until the Closing, and thereafter if so specified, they will fulfill the following covenants and agreements unless otherwise consented to by AmSurg in writing:

8.1.     ACCESS; FURTHER ASSURANCES.

         (a) Seller will accord to AmSurg, its counsel, accountants, and other representatives, from the date hereof until Closing, full access to all of the properties, books, contracts, commitments, financial information and records of Seller and the Center, and will furnish AmSurg during such period with all such infor mation concerning the business and operations of Seller and the Center, as AmSurg reasonably may request. At any time and from time to time after the Closing, at AmSurg's request and without further consideration, Seller and the Doctors agree to execute and deliver such certificates and documents as may be reasonably and lawfully required in connection with any audit by Deloitte & Touche LLP of Seller or the Center or their operations.

         (b) From the date hereof until the Closing, as soon as reasonably practicable after the end of each quarter, but not later than the 15th day of the next succeeding month, Seller will deliver to AmSurg an unaudited statement of income for Seller for the quarter and the period then ended, and an unaudited balance sheet and a detail of patient accounts receivable for Seller as at the quarter then ended ("Ongoing Quarterly Financial Information"). In addition, as soon as reasonably practicable after the end of each month, but not later than the 15th day of the next succeeding month, Seller will deliver to AmSurg a statement of (i) the number of procedures performed, (ii) the billed charges, and (iii) the cash collections, all with respect to the prior month ("Ongoing Monthly Operating Information"). All such Ongoing Quarterly Financial Information shall be prepared in accordance with generally accepted accounting principles consistent with prior practice.

         (c) At any time and from time to time after the Closing, at AmSurg's reasonable request and without further consideration, Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and delivery and confirmation and take such action as AmSurg may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to AmSurg and to place AmSurg in possession and control of and to confirm AmSurg's title to, the Purchased Interest.

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




         (d) At any time and from time to time after the Closing, at AmSurg's reasonable request and without further consideration, the Doctors will execute and deliver such other instruments of sale, transfer, conveyance, assignment and delivery and confirmation and take such action as AmSurg may reasonably deem necessary or desirable in order more effectively to issue, transfer, convey and assign to AmSurg and to place AmSurg in possession and control of and to confirm AmSurg's title to, the Purchased Interest.

8.2.     CONFIDENTIALITY.

         (a) In the event the transactions contemplated by this Agreement are not consummated for any reason, Seller and the Doctors promptly will return to AmSurg and ASC all records and information provided to Seller from AmSurg and ASC, and Seller and the Doctors will treat all such records and information as confidential.

         (b) Except as otherwise required by law, Seller and the Doctors will not disclose at any time to any other person not an employee of AmSurg, ASC or Seller (or a person otherwise involved in the carrying out of the transactions contemplated by this Agreement), nor make any public announcement of, the transactions or terms of the transactions contemplated by this Agreement.

8.3. CONDUCT OF BUSINESS PENDING THE CLOSING. From the date hereof until the Closing, and except as otherwise consented to by AmSurg in writing, Seller shall not:

         (a) fail to maintain in effect adequate insurance coverage of its assets; or

         (b) fail to use its best efforts to (i) maintain its assets in their present condition, (ii) comply with all applicable laws, rules and regulations of governmental agencies or authorities, and (iii) operate its business in the manner in which it is currently operated.

8.4. INSURANCE. Seller will use its best efforts to include AmSurg as of the Closing Date as an additional insured on Seller's professional liability, general property and workers' compensation insurance policies, and will provide AmSurg with written evidence of such coverage. AmSurg and ASC will pay the additional cost, if any, for such insurance coverage.

8.5. NOTICE OF ADVERSE CHANGE. Seller will notify AmSurg in writing of any material adverse change in the business, assets, operations, conditions or properties of Seller or the Center from the date of this Agreement to the Closing Date.

8.6. SCHEDULES. Seller shall have the continuing obligation until Closing to supplement or amend promptly the Schedules being delivered by Seller pursuant to this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in these Schedules.

ARTICLE 9.        COVENANTS AND AGREEMENTS OF AMSURG AND ASC

AmSurg and ASC further covenant and agree that from the date hereof until the Closing, unless otherwise consented to by Seller in writing, they will fulfill the following covenants and agreements:

9.1.     CONFIDENTIALITY.

         (a) In the event the transactions contemplated by this Agreement are not consummated for any reason, AmSurg and ASC promptly will return to Seller all records and information provided to AmSurg and ASC from Seller or the Doctor, and AmSurg and ASC will treat all such records and information as confidential.

         (b) Except as otherwise required by law, AmSurg and ASC will not disclose at any time to any other person not an employee of AmSurg, ASC or Seller (or a person otherwise involved in the carrying out of the transactions contemplated by this Agreement), nor make any public announcement of, the transactions or terms of the transactions contemplated by this Agreement.

9.2. NOTICE OF ADVERSE CHANGE. AmSurg and ASC each will notify Seller and the Doctors in writing of any material adverse change in the business, assets, operations, conditions or prospects of AmSurg or ASC, as the case may be, from the date of this Agreement to the Closing Date.

9.3. SCHEDULES. AmSurg shall have the continuing obligation to supplement or amend promptly the Schedules being delivered by AmSurg pursuant to this

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




Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in these Schedules.

9.4. FURTHER ASSURANCES. ASC agrees that at any time and from time to time after the Closing, at Seller's and/or the Doctors' reasonable request and without further consideration, ASC will execute and deliver such other instruments of sale, transfer, conveyance, assignment and delivery and confirmation and take such action as Seller or the Doctors may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Seller or the Doctors, as applicable, and to place Seller in possession and control of and to confirm Sellers title to the AmSurg Common Stock.

9.5. REMOVAL OF TRANSFER RESTRICTIONS. AmSurg and/or ASC agree to: (i) on and after the date that is one (1) year from the Closing, to assist in compliance with Rule 145 and Rule 144 promulgated by the SEC, as applicable, with respect to any sale of any AmSurg Common Stock acquired by the Seller and/or the Doctors, and (ii), assuming no change in Rule 144 as in effect on the date hereof, on and after the date that is two (2) years from the Closing, to use their best efforts to cause any restrictive legend or stop transfer instructions applicable to the AmSurg Common Stock to be removed upon the request of the Doctors, in each case so long as the Doctors are not then affiliates of ASC as defined in such Rules and as permitted under other applicable federal securities laws; and (iii) to use their best efforts to cause the AmSurg Common Stock to be promptly listed and/or approved for listing on NASDAQ (provided that the class of stock of which the AmSurg Common Stock is a part is then listed and/or approved for trading on NASDAQ), or on any other exchange upon which ASC's common stock is then listed and/or approved for trading.

ARTICLE 10.    CONDITIONS TO AMSURG'S AND ASC'S OBLIGATIONS

AmSurg and ASC shall not be obligated to consummate the transactions contemplated hereby, unless each of the following conditions is fulfilled or performed (unless expressly waived in writing by AmSurg and ASC) prior to or at the Closing:

10.1. COMPLIANCE. The representations and warranties made by Seller and the Doctors in this Agreement and the statements contained in the Schedules attached hereto or in any instrument, list, certificate or writing delivered by Seller or the Doctors pursuant to this Agreement shall be true when made and at and as of the time of the Closing as though such representations and warranties were made at and as of the Closing.

10.2. PERFORMANCE BY SELLER AND THE DOCTORS. Seller and the Doctors shall have performed and complied with all covenants, agreements, obligations and conditions required by this Agreement to be so complied with or performed by each of them.

10.3. CERTIFICATE OF SELLER. Seller shall have delivered to AmSurg a certificate, dated the Closing Date, certifying as to the fulfillment by Seller of the conditions specified in Sections 10.1 and 10.2 hereof.

10.4. CERTIFICATE OF DOCTORS. Each of the Doctors shall have delivered to AmSurg a certificate, dated the Closing Date, certifying as to the fulfillment by such Doctor of the conditions specified in Sections 10.1 and 10.2 hereof.

10.5. CONSENTS AND LICENSES. All necessary consents, licenses, permits, approvals, authorizations, orders and agreements from federal, state and local governmental units and any other entity which are listed on Schedule 4.16, including approval by the Indiana Department of Health and by applicable Medicare and state Medicaid agencies, for the continued operation and third-party reimbursement of the Center by the LLC following the consummation of the transactions con templated hereby, shall have been issued to the LLC or notice of issuance shall have been provided.

10.6. OPINION OF COUNSEL. AmSurg shall have been furnished with the opinion of McHale, Cook and Welch, p.c., counsel to Seller and the Doctors, in substantially the form of Exhibit 10.6.

10.7. OFFERING MEMORANDUM. Seller and the Doctors shall have received an offering memorandum relating to the AmSurg Common Stock. Seller and the Doctors each shall have executed and delivered to ASC an offeree questionnaire in form and substance reasonably satisfactory to ASC and its counsel.

10.8. SIGNIFICANT PAYOR AGREEMENTS. AmSurg shall have reasonably determined that the consummation of the transaction contemplated by this Agreement will not

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result in the termination of any Significant Payor Agreement.

10.9. MEMBER APPROVAL. All of the members of Seller shall have approved the transactions contemplated by this Agreement, and Seller shall have furnished AmSurg with a certificate of the Executive Director of Seller evidencing such approval.

ARTICLE 11.     CONDITIONS TO SELLER'S AND THE DOCTORS' OBLIGATIONS

Seller and the Doctors shall not be obligated to consummate the transactions contemplated hereby unless each of the following conditions is fulfilled or performed (unless expressly waived in writing by Seller) prior to or at the
Closing:

11.1. COMPLIANCE. The representations and warranties made by AmSurg and ASC in this Agreement and the statements contained in the Schedules attached hereto or in any instrument, list, certificate or writing delivered by AmSurg or ASC pursuant to this Agreement shall be true when made and at and as of the time of the Closing as though such representations and warranties were made at and as of the Closing.

11.2. PERFORMANCE BY AMSURG AND ASC. AmSurg and ASC shall have performed and complied with all covenants, agreements, obligations and conditions required by this Agreement to be so complied with or performed by AmSurg and ASC.

11.3. CERTIFICATE OF AMSURG AND ASC. AmSurg and ASC each shall have delivered to Seller and the Doctors a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 11.1 and 11.2 hereof.

11.4. OPINION OF COUNSEL. Seller and the Doctors shall have been furnished the opinion of Bass, Berry & Sims PLC, counsel to AmSurg and ASC, in substantially the form of Exhibit 11.4.

11.5. CONSENTS AND APPROVALS. All necessary consents, approvals, authorizations and orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by ASC listed on Schedule 7.6 shall have been issued to ASC or notice of issuance shall have been provided.

ARTICLE 12.     INDEMNIFICATION

12.1. INDEMNIFICATION BY THE DOCTORS. The Doctors, jointly and severally, hereby agree to defend, indemnify and hold harmless AmSurg and ASC and shall reimburse AmSurg and ASC for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses"), directly or indirectly relating to, resulting from or arising out of:

         (a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by or of Seller or any Doctor contained herein, any Schedule hereto or in any certificate, document or instrument delivered to AmSurg and ASC pursuant hereto.

         (b) Any tax liability of Seller or the Center not previously paid, which may at any time be asserted or assessed against Seller or the center for any event or period prior to the Closing Date (regardless of whether the possibility of the assertion or presentment of any such tax liability shall have been disclosed to AmSurg at or prior to the Closing).

         (c) Liability for any amounts owed by Seller or the Center to any governmental third party or private payors because of overpayments to Seller or the Center prior to the Closing for service rendered to patients, which liability is due to a recomputation of rates, field audit adjustments, overpayments or otherwise.

         (d) Any other Loss incidental to any of the foregoing.

For purposes of calculating Losses to AmSurg and ASC, in the event Seller suffers a Loss arising out of any of the items described in (a) through (d) above, AmSurg and ASC will be deemed to suffer a Loss equal to fifty-one percent (51%) of the Loss suffered by Seller.

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                                          Membership Purchase Agreement/Page 15

12.2. INDEMNIFICATION BY AMSURG AND ASC. AmSurg and ASC, jointly and severally, hereby agree to defend, indemnify and hold harmless Seller, the Physician Entity and the Doctors, and shall reimburse Seller, the Physician Entity and the Doctors for, from and against Losses directly or indirectly relating to, resulting from or arising out of:

         (a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by AmSurg or ASC, as the case may be, contained herein or in any certificate, document or instrument delivered to Seller and the Doctors pursuant hereto.

         (b) Any other Loss incidental to the foregoing.

12.3.    PROCEDURE.

         (a) The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under Sections 12.1 or 12.2 of this Agreement, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, AmSurg, ASC, Seller, the Physician Entity and the Doctors shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

         (b) In the event the Doctors are required to indemnify AmSurg or ASC with respect to any indemnity obligation arising under Section 12.1 hereof, which shall only occur if and to the extent the aggregate losses for which the Doctors are required to indemnify AmSurg exceed the amount of the Basket (as hereinafter defined), the Doctors' indemnity obligation may in AmSurg's discretion be discharged by setoff against any amounts owed or owing to the Physician Entity or any affiliate thereof under the Operating Agreement between the Physician Entity and AmSurg.

         (c) In the event AmSurg or ASC is required to indemnify the Doctors or the Physician Entity with respect to any indemnity obligation arising under
Section 12.2 hereof, the indemnity obligation of AmSurg or ASC may in the Doctors' discretion be discharged by setoff against any amounts owed or owing to AmSurg under the Amended and Restated Operating Agreement between the Physician Entity and AmSurg.

         (d) Notwithstanding the foregoing, no Doctor shall be required to indemnify AmSurg or ASC for any amount in excess of his or her pro rata portion of the Purchase Price.

         (e) Notwithstanding the foregoing, the Doctors shall not be obligated to make any indemnification under Section 12.1 unless the aggregate amount of Losses exceeds $25,000 (the "Basket"), and such indemnification with respect to such Losses shall be made by the Doctors only to the extent of such excess over the Basket.

ARTICLE 13.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

13.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein shall survive the Closing Date and any investigation made by or on behalf of any party hereto but, except as expressly provided in the immediately following parenthetical, no representation or warranty shall survive beyond the date that is 24 months after the Closing Date (except for any Losses described in Section 12.1(b), which shall survive for the applicable statute of limitations, including any waivers thereof, Section 12.1(c), which shall not

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                                          Membership Purchase Agreement/Page 16
terminate, and any breach of the representations and warranties contained in Sections 4.6 and 4.9 to the extent they relate to professional malpractice claims arising before the Closing Date, which shall not terminate).

In addition, in the event that (a) all of Seller, AmSurg, ASC, or their successors or assigns, dissolves, liquidates or otherwise ceases to exist, or
(b) the non-competition provisions of Section 8.2 of the Amended and Restated Operating Agreement of Seller cease to apply to the Physician Entity and its members pursuant to the terms of Section 8.3 of such Amended and Restated Operating Agreement, the provisions of Section 5.4 hereof shall terminate and be of no further force or effect.

13.2. REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

ARTICLE 14.     TERMINATION OF AGREEMENT

This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual agreement of Seller and AmSurg;

         (b) by AmSurg, if there has been a material violation or breach by Seller or the Doctors of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing, or if any of the conditions set forth in Article 10 hereof have not been satisfied by the Closing or have not been waived in writing by AmSurg;

         (c) by Seller, if there has been a material violation or breach by AmSurg or ASC of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing, or if any of the conditions set forth in Article 11 hereof have not been satisfied by the Closing or have not been waived in writing by Seller;

         (d) By either AmSurg or Seller if the transactions contemplated by this Agreement shall not have been consummated on or before June 30, 1999; or

         (e) By either AmSurg or Seller if the other makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or seeks or consents to any reorganization or similar relief under any present or future bankruptcy act or similar law, or is adjudicated a bankrupt or insolvent, or if a third party commences any bankruptcy, insolvency, reorganization or similar proceeding involving the other.

ARTICLE 15.       MISCELLANEOUS

15.1. EXPENSES. All fees and expenses incurred by Seller and the Doctors, including without limitation, legal fees and expenses, in connection with this Agreement will be borne by Seller and the Doctors and all fees and expenses incurred by AmSurg and ASC, including without limitation, legal fees and expenses, in connection with this Agreement will be borne by AmSurg and ASC.

15.2.    ASSIGNABILITY; PARTIES IN INTEREST.

         (a) AmSurg may assign any or all of its rights hereunder to any affiliate or any direct or indirect subsidiary of AmSurg, and AmSurg shall advise Seller of any such assignment and shall designate such party as the assignee and transferee of the Purchased Assets; provided, however, that no such assignment shall be without the Seller's prior written approval, which shall not be unreasonably withheld or delayed. Any such assignee shall assume all of AmSurg's duties, obligations and undertakings hereunder.

         (b) Seller and the Doctors may not assign, transfer or otherwise dispose of any of their respective rights hereunder without the prior written consent of AmSurg.

         (c) All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, successors, assigns and legal or personal representatives of the parties hereto.

15.3. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the exhibits, Schedules, lists and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter and supersedes any prior agreements or undertaking of the parties with respect to such subject matter, including the Letter of Intent

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                                          Membership Purchase Agreement/Page 17
previously executed by the parties with respect to the transaction contemplated by this Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, assigns or legal personal representatives. Any condition to a party's obligations hereunder may be waived but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.

15.4. SEVERABILITY. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement, which shall remain in full force and effect.

15.5. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested or by overnight courier service) as follows:

         If to Seller:

         Northside Gastroenterology Endoscopy Center, LLC
         8424 Naab Road, Suite 3G
         Indianapolis, Indiana 46260
         Attn:  Galinton Bryan

         with a copy to:

         McHale, Cook & Welch, p.c.
         Chamber of Commerce Building
         Suite 1100
         320 North Meridian Street
         Indianapolis, Indiana 46204-1781
         Attn: Robert L. Taggart, Esq.

         If to AmSurg or ASC:

         AmSurg Holdings, Inc.
         One Burton Hills Boulevard
         Suite 350
         Nashville, TN 37215
         Attn: Claire M. Gulmi

         with a copy to:

         Bass, Berry & Sims PLC
         First American Center
         Nashville, TN 37238
         Attn: Cynthia Y. Reisz, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

15.6. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

15.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, provided, however, that the several executed counterparts shall together have been signed by AmSurg, ASC, Seller and each of the Doctors. All of such executed counterparts shall constitute one and the same instrument.

15.8. PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. The parties acknowledge that they have independently negotiated the provisions of this Agreement, that they have relied upon their own counsel as to matters of law and application and that neither party has relied on the other party with regard to such matters.

The parties expressly agree that there shall be no presumption created as a result of either party having prepared in whole or in part any provisions of this Agreement.

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                                          Membership Purchase Agreement/Page 18

15.9. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, without regard to its conflict of laws rules.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

AMSURG CORP.

By: /s/ Claire M. Gulmi
   -----------------------------------
Title: Secretary
      --------------------------------


AMSURG HOLDINGS, INC.

By: /s/ Claire M. Gulmi
   -----------------------------------
Title: Secretary
      --------------------------------


NORTHSIDE GASTROENTEROLOGY ENDOSCOPY CENTER, LLC

By: /s/ Galinton C. Bryan
   -----------------------------------
Title: Executive Director
      --------------------------------

By their execution of this Agreement, the Doctors hereby consent to the execution hereof by Seller and agree to be bound by the provisions of Section
5.4 hereof:

DOCTORS:

/s/ Robert H. Bishop, M.D.
-----------------------------------
Robert H. Bishop, M.D.

/s/ Robert A. Callon, Jr., M.D.
-----------------------------------
Robert A. Callon, Jr., M.D.

/s/ Daryl F. Daughtery, M.D.
-----------------------------------
Daryl F. Daughtery, M.D.

/s/ Frederick D. Landis III, M.D.
-----------------------------------
Frederick D. Landis III, M.D.

/s/ Katherine W. O'Connor, M.D.
-----------------------------------
Katherine W. O'Connor, M.D.


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                                          Membership Purchase Agreement/Page 19


     The Schedules and Exhibits to the Membership Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K, but will be furnished to the Commission supplementally upon request. The contents of the omitted Schedules and Exhibits are described in the Membership Purchase Agreement.